UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2013

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2002 Summit Boulevard, Sixth Floor

Atlanta, Georgia 30319

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Ocwen Financial Corporation (“Ocwen”) provides the following information relating to the loans that are in the servicing portfolio to be acquired in connection with the previously disclosed OneWest Bank, FSB (“OneWest”) transaction. The OneWest portfolio has an estimated loan count, as of June 30, 2013, of 307,000, with 149,000 included in “private label” securities and 158,000 included in agency securities (i.e., Fannie Mae, Freddie Mac and Ginnie Mae securities). For the OneWest portfolio, as of June 30, 2013, delinquencies are in the 25-30% range for private label securities and in the 20-25% range for agency securities. For purposes of calculating these percentages, loans are considered delinquent if they are past due for more than 30 days, including loans in bankruptcy, foreclosure and those where the underlying mortgaged property has been acquired but not yet sold following foreclosure (i.e., Real Estate Owned or REO).

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION (Registrant)

Date: July 25, 2013	By:	/s/ John V. Britti
John V. Britti
Executive Vice President & Chief Financial Officer
(On behalf of the Registrant and as its principal financial officer)